                                                                     EXHIBIT 4.2


- -------------------------------------------------------------------------------




                        PACIFICAMERICA MONEY CENTER, INC.

                           GENERAL PARTNER WARRANT AND
                          REGISTRATION RIGHTS AGREEMENT

                        Dated as of ____________ __, 1996

                              ____________________








- -------------------------------------------------------------------------------

                           GENERAL PARTNER WARRANT AND
                          REGISTRATION RIGHTS AGREEMENT

                  THIS GENERAL PARTNER WARRANT AND REGISTRATION RIGHTS AGREEMENT (the "Agreement"), dated as of ___________ __, 1996, is made and entered into by and between PACIFICAMERICA MONEY CENTER, INC., a Delaware corporation (the "Corporation"), and PRESIDENTIAL MANAGEMENT COMPANY, a California limited partnership ("the General Partner"). This Agreement is entered into in connection with a restructuring plan (the "Restructuring Plan") of Presidential Mortgage Company ("the Partnership"), of which the General Partner is the sole general partner.

                  The Corporation agrees to issue and sell to the General Partner and the General Partner agrees to purchase from the Corporation, for a purchase price of $385,000, warrants, as hereinafter described (together with any warrants subsequently issued hereunder, the "Warrants"), to purchase ___________ shares of the Corporation's common stock, par value $.01 per share ("Common Stock"). The shares of Common Stock purchasable upon exercise of the Warrants, as may be adjusted from time to time as set forth herein, are hereinafter referred to as the "Warrant Stock."

                  In consideration of the foregoing and for the purpose of defining the terms and provisions of the Warrants, the Warrant Stock and the respective rights and obligations hereunder and thereunder, the Corporation and the General Partner, for value received, hereby agree as follows:

         SECTION 1. TRANSFERABILITY AND FORM OF WARRANTS.

                  1.1 Registration. All Warrants shall be numbered and shall be registered on the books of the Corporation when issued.

                  1.2 Transfer. The Warrants shall be transferable only on the books of the Corporation maintained at its principal office, wherever its principal office may then be located, upon delivery thereof duly endorsed by a Warrant holder (a "Warrantholder") or by its duly authorized attorney or representative and with the signatures properly guaranteed, accompanied by proper evidence of succession, assignment or authority to transfer. Upon any registration of transfer, the Corporation shall execute and deliver a new certificate evidencing each such Warrant to each person entitled thereto.

                  1.3 Limitations on Transfer of the Warrants. Warrants shall not be sold, transferred, assigned or hypothecated, except that Warrants may be transferred: (i) to and between the partners of the General Partner, provided that any such transferee agrees to be bound by the terms and provisions of this Agreement; (ii) to the grantor of any trust which is a partner of the General Partner; (iii) to a trust in which a partner of the General Partner is the primary beneficiary; or (iv) by will, pursuant to the laws of descent or distribution or by operation of law. The Warrants may be divided or combined, upon request to the Corporation by a Warrantholder, into a certificate or certificates representing the right to purchase the same aggregate number of Warrant Stock. Unless the context indicates otherwise, the term "Warrantholder" shall include the General Partner and any transferee or transferees of the Warrants pursuant to this subsection
1.3 and as otherwise permitted by this Agreement, and the term "Warrants" shall include any and all Warrants outstanding pursuant to this Agreement, including those evidenced by a certificate or certificates issued upon division, exchange, substitution or transfer pursuant to this Agreement.

                  1.4 Form of Warrants. The text of the Warrants and of the form of election to purchase Warrant Stock shall be substantially as set forth in Exhibit A attached hereto. The aggregate number of shares of Common Stock issuable upon exercise of the Warrants is subject to adjustment upon the occurrence of certain events, all as hereinafter provided. The Warrants shall be executed on behalf of the Corporation by its Chief Executive Officer or its President and attested to by its Chief Financial Officer or its Secretary. A Warrant bearing the signature of an individual who was at any time the proper officer of the Corporation shall bind the Corporation, notwithstanding that such individual shall have ceased to hold such office prior to the delivery of such Warrant or did not hold such office on the date of this Agreement or at any time thereafter.

                           The Warrants shall be dated as of the date of
signature thereof by the Corporation either upon initial issuance or upon division, exchange, substitution or transfer.

         SECTION 2. EXCHANGE OF WARRANT CERTIFICATE. Any Warrant certificate may be exchanged for another certificate or certificates entitling the Warrantholder to purchase a like aggregate number of shares of Warrant Stock as the certificate or certificates surrendered then entitled such Warrantholder to purchase. Any Warrantholder desiring to exchange a Warrant certificate shall make such request in writing delivered to the Corporation, and shall surrender, properly endorsed, the certificate evidencing the Warrant to be so exchanged. Thereupon, the Corporation shall execute and deliver to the person entitled thereto a new Warrant certificate or certificates as so requested.

         SECTION 3.  TERM OF WARRANTS; EXERCISE OF WARRANTS.

                  3.1 Subject to the terms of this Agreement, the Warrantholder shall have the right, at any time from June __, 1996 until 5:00 p.m. Pacific Time on December __, 1997, to purchase from the Corporation up to the number of fully paid and nonassessable shares of Warrant Stock to which the Warrantholder may at the time be entitled to purchase pursuant to this Agreement, upon surrender to the Corporation, at its principal office, of the certificate evidencing the Warrants to be exercised, together with the purchase form on the reverse thereof duly completed and executed, and upon payment to the Corporation of the Warrant Price (as defined in and determined in accordance with the provisions of this Section 3 and Sections 7 and 8 hereof) for the number of shares of Warrant Stock in respect of which such Warrants are then exercised.

                  3.2 Payment of the Warrant Price shall be made in cash, by certified or official bank check in Los Angeles Clearing House funds (next day funds), or any combination thereof.

                  3.3 Upon surrender of the Warrants and payment of the Warrant Price as aforesaid, the Corporation shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Warrantholder, and in such name or names as the Warrantholder may designate (provided that any designee is a permitted transferee as described in Section
1.3 hereof), certificates for the number of full shares of Warrant Stock so purchased upon such exercise of the Warrant, together with cash, as provided in
Section 9 hereof, in respect of any fractional shares otherwise issuable upon such surrender. Such certificate or certificates, to the extent permitted by law, shall be deemed to have been issued and any person so designated to be named therein shall be defined to have become a holder of record of such securities as of the date of surrender of the Warrants and payment of the Warrant Price, as aforesaid, notwithstanding that the certificate or certificates representing such securities shall not actually have been delivered or that the stock transfer books of the Corporation shall then be closed. The Warrants shall be exercisable, at the election of the Warrantholder, either in full or from time to time in part and, in the event that a Warrant is exercised in respect of less than all of the shares of Warrant Stock specified therein at any time prior to the Termination Date, a new Warrant evidencing the remaining shares of the Warrant Stock purchasable by such Warrantholders hereunder shall be issued by the Corporation to such Warrantholders.

         SECTION 4. VALIDITY; PAYMENT OF TAXES. All securities delivered upon exercise of a Warrant shall be duly and validly issued and non-assessable. The Corporation shall pay all documentary stamp taxes, if any, attributable to the initial issuance of the Warrants and the shares of Warrant Stock issuable upon the exercise of the Warrants; provided, however, the Corporation shall not be required to pay any tax which may be payable in respect of any secondary transfer of the Warrants or the Warrant Stock.

         SECTION 5. MUTILATED OR MISSING WARRANTS. In case the certificate or certificates evidencing the Warrants shall be mutilated, lost, stolen or destroyed, the Corporation shall, at the request of the Warrantholder, issue and deliver in exchange and substitution for and upon cancellation of the mutilated certificate or certificates, or in lieu of and substitution for the certificate or certificates lost, stolen or destroyed, a new Warrant certificate or certificates of like tenor and representing an equivalent right or interest, but only upon receipt of evidence reasonably satisfactory to the Corporation of such loss, theft or destruction of such Warrant.

         SECTION 6. RESERVATION OF SHARES. The Corporation represents and warrants to the Warrantholder that there has been reserved, and the Corporation shall at all times keep reserved so long as the Warrants remain outstanding, out of its authorized Common Stock, such number of shares of Common Stock as shall be subject to purchase under the Warrants. Every transfer agent for the Common Stock and other securities of the Corporation issuable upon the exercise of the Warrants shall be irrevocably authorized and directed at all times to reserve such number of authorized shares and other securities as shall be requisite for such purpose. The Corporation shall keep a copy of this Agreement on file with every transfer agent for the Common Stock and other securities of the Corporation issuable upon the exercise of the Warrants. The Corporation shall supply every such transfer agent with duly executed stock and other certificates, as appropriate, for such purpose and shall provide or otherwise make available any cash which may be payable in lieu of the issuance of fractional shares, as provided in Section 9 hereof.

         SECTION 7. WARRANT PRICE. The price per share at which shares of Warrant Stock shall be purchasable upon the exercise of the Warrants shall be $15.00, subject to adjustment pursuant to Section 8 hereof (as so adjusted from time to time, the "Warrant Price").

         SECTION 8. ADJUSTMENTS OF NUMBER OF SHARES OF WARRANT STOCK AND WARRANT PRICE.

                  8.1      Adjustment of Purchase Price.

                           (a)      Except as hereinafter provided, in the event
the Corporation shall, at any time or from time to time after the date hereof, sell any shares of Common Stock for a consideration per share less than the Purchase Price or issue any shares of Common Stock as a stock dividend to the holders of Common Stock, or subdivide or combine the outstanding shares of Common Stock into a greater or lesser number of shares (any such sale, issuance, subdivision or combination being herein called a "Change of Shares"), then, and thereafter upon each further Change of Shares, the Purchase Price for the Warrants in effect immediately prior to such Change of Shares shall be changed to a price (including any applicable fraction of a cent to the nearest cent) determined by dividing (A) the sum of (x) the total number of shares of Common Stock outstanding immediately prior to such Change of Shares, multiplied by the Purchase Price in effect immediately prior to such Change of Shares, and (y) the consideration, if any, received by the Corporation upon such sale, issuance, subdivision or combination by (B) the total number of shares of Common Stock outstanding immediately after such Change of Shares; provided, however, that in no event shall the Purchase Price be adjusted pursuant to this computation to an amount in excess of the Purchase Price in effect immediately prior to such computation, except in the case of a combination of outstanding shares of Common Stock.

                  For the purposes of any adjustment to be made in accordance with this Section 8.1(a) the following provisions shall be applicable:

                           (i)      In case of the issuance or sale of shares of
Common Stock (or of other securities deemed hereunder to involve the issuance or sale of shares of Common Stock) for a consideration part or all of which shall be cash, the amount of the cash portion of the consideration therefor deemed to have been received by the Corporation shall be (i) the subscription price, if shares of Common Stock are offered by the Corporation for subscription, or (ii) the public offering price (before deducting therefrom any compensation paid or discount allowed in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services, or any expenses incurred in connection therewith), if such securities are sold to underwriters or dealers for public offering without a subscription offering, or (iii) the gross amount of cash actually received by the Corporation for such securities, in any other case.

                           (ii)     In case of the issuance or sale (otherwise
than as a dividend or other distribution on any stock of the Corporation, and otherwise than on the exercise of options, rights or warrants or the conversion or exchange of convertible or exchangeable securities) of shares of Common Stock (or of other securities deemed hereunder to involve the issuance or sale of shares of Common Stock) for a consideration part or all of which shall be other than cash or as part of a unit, the amount of the consideration therefor other than cash deemed to have been received by the Corporation or the amount received per share as part of a unit shall be the value of such consideration as determined in good faith by the Board of Directors of the Corporation on the basis of a record of values of similar property, services or securities.

                           (iii)    Shares of Common Stock issuable by way of
dividend or other distribution on any stock of the Corporation shall be deemed to have been issued immediately after the opening of business on the day following the record date for the determination of shareholders entitled to receive such dividend or other distribution and shall be deemed to have been issued without consideration.

                           (iv)     The reclassification of securities of the
Corporation other than shares of Common Stock into securities including shares of Common Stock shall be deemed to involve the issuance of such shares of Common Stock for a consideration other than cash immediately prior to the close of business on the date fixed for the determination of security holders entitled to receive such shares, and the value of the consideration allocable to such shares of Common Stock shall be determined as provided in Section 8.1(a)(ii) hereof.

                           (v)      The number of shares of Common Stock at any
one time outstanding shall be deemed to include the aggregate maximum number of shares issuable (subject to readjustment upon the actual issuance thereof) upon the exercise of options, rights or warrants and upon the conversion or exchange of convertible or exchangeable securities.

                  (b) Upon each adjustment of the Purchase Price pursuant to this Section 8, the number of shares of Common Stock purchasable upon the exercise of each Warrant shall be the number derived by multiplying the number of shares of Common Stock purchasable immediately prior to such adjustment by the Purchase Price in effect prior to such adjustment and dividing the product so obtained by the applicable adjusted Purchase Price.

                  8.2 Adjustments for Options, etc. In case the Corporation shall at any time after the date hereof issue options, rights or warrants to subscribe for shares of Common Stock, or issue any securities convertible into or exchangeable for shares of Common Stock, for a consideration per share (determined as provided in Section 8.1(a) hereof and as provided below) less than the Purchase Price in effect immediately prior to the issuance of such options, rights or warrants, or such convertible or exchangeable securities, or without consideration (including the issuance of any such securities by way of dividend or other distribution), the Purchase Price in effect immediately prior to the issuance of such options, rights or warrants, or such convertible or exchangeable securities, as the case may be, shall be reduced to a price determined by making the computation in accordance with the provisions of
Section 8.1(a) hereof, provided that:

                           (a)      The aggregate maximum number of shares of
Common Stock, as the case may be, issuable or that may become issuable under such options, rights or warrants (assuming exercise in full even if not then currently exercisable or currently exercisable in full) shall be deemed to be issued and outstanding at the time such options, rights or warrants were issued, for a consideration equal to the minimum purchase price per share provided for in such options, rights or warrants at the time of issuance, plus the consideration, if any, received by the Corporation for such options, rights or warrants; provided, however, that upon the expiration or other termination of such options, rights or warrants, if any thereof shall not have been exercised, the number of shares of Common Stock deemed to be issued and outstanding pursuant to this subsection (a) (and for the purposes of Section 8.1(a)(v) hereof) shall be reduced by the number of shares as to which options, warrants and/or rights shall have expired, and such number of shares shall no longer be deemed to be issued and outstanding, and the Purchase Price then in effect shall forthwith be readjusted and thereafter be the price that it would have been had adjustment been made on the basis of the issuance only of the shares actually issued plus the shares remaining issuable upon the exercise of those options, rights or warrants as to which the exercise rights shall not have expired or terminated unexercised.

                           (b)      The aggregate maximum number of shares of
Common Stock issuable or that may become issuable upon conversion or exchange of any convertible or exchangeable securities (assuming conversion or exchange in full even if not then currently convertible or exchangeable in full) shall be deemed to be issued and outstanding at the time of issuance of such securities, for a consideration equal to the consideration received by the Corporation for such securities, plus the minimum consideration, if any, receivable by the Corporation upon the conversion or exchange thereof; provided, however, that upon the termination of the right to convert or exchange such convertible or exchangeable securities (whether by reason of redemption or otherwise), the number of shares of Common Stock deemed to be issued and outstanding pursuant to this subsection (b) (and for the purposes of Section 8.1(a)(v) hereof) shall be reduced by the number of shares as to which the conversion or exchange rights shall have expired or terminated unexercised, and such number of shares shall no longer be deemed to be issued and outstanding, and the Purchase Price then in effect shall forthwith be readjusted and thereafter be the price that it would have been had adjustment been made on the basis of the issuance only of the shares actually issued plus the shares remaining issuable upon conversion or exchange of those convertible or exchangeable securities as to which the conversion or exchange rights shall not have expired or terminated unexercised.

                           (c)      If any change shall occur in the price per
share provided for in any of the options, rights or warrants referred to in
Section 8.2(a) hereof, or in the price per share or ratio at which the securities referred to in Section 8.2(b) hereof are convertible or exchangeable, such options, rights or warrants or conversion or exchange rights, as the case may be, to the extent not theretofore exercised, shall be deemed to have expired or terminated on the date when such price change became effective in respect of shares not theretofore issued pursuant to the exercise or conversion or exchange thereof, and the Corporation shall be deemed to have issued upon such date new options, rights or warrants or convertible or exchangeable securities.

                           (d)      In case of any reclassification or change of
outstanding shares of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination), or in case of any consolidation or merger of the Corporation with or into another corporation (other than a merger with a subsidiary in which merger the Corporation is the continuing corporation and which does not result in any reclassification or change of the then outstanding shares of Common Stock or other capital stock issuable upon exercise of the Warrants), or in case of any sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirety, then, as a condition of such reclassification, change, consolidation, merger, sale or conveyance, the Corporation, or such successor or purchasing corporation, as the case may be, shall make lawful and adequate provision whereby the Registered Holder of each Warrant then outstanding shall have the right thereafter to receive on exercise of such Warrant the kind and amount of securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of securities issuable upon exercise of such Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance and shall forthwith file in the records of the Corporation and at the office of the Corporation's transfer agent a statement signed by its Chairman of the Board, President or a Vice President and by its Treasurer or an Assistant Treasurer or its Secretary or an Assistant Secretary evidencing such provision. Such provisions shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in Sections 8.1 and 8.2 hereof. The above provisions of this Section 8.2(d) shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

                           (e)      Irrespective of any adjustments or changes
in the Warrant Price or the number of shares of Common Stock or Warrants purchasable upon exercise of the Warrants, no changes shall be necessary to the face of the Warrant Certificates theretofore and thereafter issued.

                           (f)      After each adjustment of the Purchase Price
and the Warrant Exercise Price pursuant to this Section 8, the Corporation will promptly prepare a certificate signed by the Chairman of the Board, President, or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation setting forth: (i) the Purchase Price and Warrant Exercise Price, as so adjusted, (ii) the number of shares of Common Stock purchasable upon exercise of each Warrant, after such adjustment, and (iii) a brief statement of the facts accounting for such adjustment. The Corporation will promptly file such certificate with the Corporation's Transfer Agent and cause a brief summary thereof to be sent by ordinary first class mail to each Registered Holder at his last address as it shall appear on the registry books of the Corporation. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity thereof except as to the holder to whom the Corporation failed to mail such notice, or except as to the holder whose notice was defective. The affidavit of the Secretary or an Assistant Secretary of the Corporation that such notice has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

                           (g)      No adjustment of the Purchase Price shall be
made as a result of or in connection with (i) the issuance or sale of shares of Common Stock pursuant to options, warrants, stock purchase agreements and convertible or exchangeable securities outstanding or in effect on the date hereof, (ii) the issuance or sale of shares of Common Stock upon the exercise of any "incentive stock options" (as such term is defined in the Internal Revenue Code of 1986, as amended), or any non-qualified stock options to non-employee directors of the Corporation pursuant to the Corporation's 1995 Stock Option Plan, whether or not such options were outstanding on the date hereof, or (iii) the issuance or sale of shares of Common Stock if the amount of said adjustment shall be less than ten cents ($.10); provided, however, that in such case, any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment that shall amount, together with any adjustment so carried forward, to at least ten cents ($. 10). In addition, Registered Holders shall not be entitled to cash dividends paid by the Corporation prior to the exercise of any Warrant or Warrants held by them.

                  8.3 Adjustment of Warrant Price. Upon each adjustment of the Purchase Price pursuant to this Section 8, the Warrant Price shall be adjusted by multiplying the number of Warrants immediately prior to such adjustment by the Purchase Price in effect prior to such adjustment and dividing the product so obtained by the applicable adjusted Purchase Price. Upon any exercise of this Warrant, the Warrants issued shall reflect all anti-dilution changes made in such Warrants since the Warrant Agreement for the Warrants was entered into.

                  8.4 Preservation of Purchase Rights upon Reclassification, Consolidation, etc. In case of any consolidation of the Corporation with or merger of the Corporation into another corporation or other entity or in case of any sale, lease, conveyance or other transfer to another corporation, person or other entity of the property, assets or business of the Corporation as an entirety or substantially as an entirety, the Corporation or such successor or purchasing corporation, person or other entity, as the case may be, shall execute with the Warrantholder, and the agreements governing such consolidation, merger, sale, lease, conveyance or other transfer shall require such execution of, an agreement that the Warrantholder shall have the right thereafter upon payment of the Warrant Price in effect immediately prior to such event, upon exercise of the Warrants, to receive the kind and amount of shares and other securities and property which it would have owned or have been entitled to receive after the happening of such consolidation, merger, sale, lease, conveyance or other transfer had the Warrants (and each underlying security) been exercised immediately prior to such action. The Corporation shall promptly mail to each Warrantholder by first class mail, postage prepaid, notice of the execution of any such agreement. In the event of a merger described in Section 368(a)(2)(E) of the Internal Revenue Code of 1986, in which the Corporation is the surviving corporation, the right to purchase shares of Warrant Stock under the Warrants shall terminate on the date of such merger and thereupon the Warrants shall become null and void, but only if the controlling corporation shall agree to substitute for the Warrants its warrant which entitles the holder thereof to purchase upon its exercise the kind and amount of shares and other securities and property which it would have owned or been entitled to receive had the Warrants been exercised immediately prior to such merger. Any such agreements referred to in this Section 8.4 shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in
Section 8 hereof, and shall provide for terms and provisions at least as favorable to the Warrantholder as those contained in this Agreement. The provisions of this Section 8.4 shall similarly apply to successive consolidations, mergers, sales, leases, conveyances or other transfers.

                  8.5 Par Value of Shares of Common Stock. Before taking any action which would cause an adjustment effectively reducing the portion of the Warrant Price allocable to each share of Warrant Stock below the then par value per share, if any, of the Warrant Stock issuable upon exercise of the Warrants, the Corporation shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable Warrant Stock upon exercise of the Warrants.

         SECTION 9. FRACTIONAL SHARES; CURRENT MARKET PRICE. The Corporation shall not be required to issue fractional shares of Common Stock on the exercise of a Warrant. If any fraction of a share of Common Stock would, except for the provisions of this Section 9, be issuable upon the exercise of a Warrant (or specified portion thereof), the Corporation shall in lieu thereof pay an amount in cash equal to the then Current Market Price multiplied by such fraction. For purposes of this Agreement, the term "Current Market Price" shall mean (i) if the Common Stock is traded on the Nasdaq National Market ("NNM") or on a national securities exchange, as will be the case upon the issuance of the Warrant, the per share closing price of the Common Stock in the NNM or on the principal stock exchange on which it is listed, as the case may be, on the date of exercise of the Warrant or, with respect to any adjustment pursuant to
Section 8.1 hereof, on the date immediately preceding the announcement of the event causing such adjustment or (ii) if the Common Stock is traded in the over-the-counter market and no longer traded in the NNM or on any national securities exchange, the average of the per share closing bid prices of the Common Stock on the thirty (30) consecutive trading days immediately preceding the date in question, as reported by The Nasdaq Small Cap Market (or an equivalent generally accepted reporting service if quotations are not reported on The Nasdaq Small Cap Market). The closing price referred to in clause (i) above shall be the last reported sale price or, in the case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, in either case in the NNM or on the principal stock exchange on which the Common Stock is then listed. For purposes of clause (ii) above, if trading in the Common Stock is not reported by The Nasdaq Small Cap Market, the bid price referred to in said clause shall be the lowest bid price as reported in the Nasdaq Electronic Bulletin Board or, if not reported thereon, as reported in the "pink sheets" published by National Quotation Bureau, Incorporated, and, if such Common Stock is not so reported, shall be the price of a share of Common Stock determined by the Corporation's Board of Directors in good faith.

         SECTION 10. NO RIGHTS AS STOCKHOLDER; NOTICES TO WARRANTHOLDER. Except as expressly provided herein, nothing contained in this Agreement or in the Warrants shall be construed as conferring upon the Warrantholder or its transferees any rights as a shareholder of the Corporation, including the right to vote, receive dividends or subscription rights, consent or receive notices as a shareholder in respect of any meeting of shareholders for the election of directors of the Corporation or any other matter. If, however, at any time prior to the expiration of the Warrants and prior to their exercise, any one or more of the following events shall occur:

                           (a)      any action which would require an adjustment
pursuant to Section 8 hereof;

                           (b)      an issuance by the Corporation of rights,
options, warrants or convertible securities to all or substantially all holders of its Common Stock, without any charge to such holders, containing the right to subscribe for or purchase Common Stock; or

                           (c)      a dissolution, liquidation or winding up of
the Corporation (other than in connection with a consolidation, merger or sale of its property, assets and business as an entirety or substantially as an entirety) shall be proposed; then the Corporation shall give notice in writing of such event to the Warrantholders, as provided in Section 13 hereof, at least 20 days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to any relevant dividend, distribution or other rights or for the determination of stockholders entitled to vote on such proposed dissolution, liquidation or winding up. Such notice shall specify such record date or the date of closing the transfer books, as the case may be.

         SECTION 11. RESTRICTIONS ON TRANSFER; REGISTRATION RIGHTS; OBLIGATIONS IN REGISTRATION.

                           (a)      The Warrants are not transferable other than
as provided for in Section 1.3. Each holder of Warrant Stock agrees that prior to making any disposition of the Warrant Stock, it shall give written notice to the Corporation describing briefly the manner in which any such proposed disposition is to be made; and, assuming no Registration Statement (as defined below) is in effect covering such disposition, no such disposition shall be made unless the holder of Warrant Stock has notified, or concurrently with such disposition notifies, the Corporation that in the opinion of counsel reasonably satisfactory to the Corporation a Registration Statement, application or other notification, filing or post-effective amendment or supplement thereto (hereinafter collectively a "Registration Statement") under the Act or the state securities or "blue sky" laws of any applicable jurisdiction is not required with respect to such disposition and no such Registration Statement has been filed by the Corporation with, and declared effective, if necessary, by, the Commission or state securities commission or agency. The Warrantholder agrees that it shall use its reasonable best efforts to obtain from any permitted transferee who acquires any Warrants or Warrant Stock in a private transaction with the Warrantholder an agreement by such transferee that it agrees to be bound by any transfer restrictions set forth in this subsection 11(a) then applicable to such transferees.

                           (b)      The Corporation has prepared and filed a
Registration Statement, and amendments thereto, with the Commission for the registration of (i) certain shares of Common Stock issued to the General Partner, and certain additional shares of Common Stock issued to partners of the General Partner (collectively "General Partner Affiliate Stock"), (ii) the Warrants and (iii) the Warrant Stock under the Act (collectively, the General Partner Affiliate Stock and the Warrant Stock are sometimes referred to herein as the "Stock"). Such Registration Statement was declared effective by the Commission on _____________, 199__. The Corporation shall be obligated to the General Partner, the partners of the General Partner and the registered holders of the Warrant Stock to continually maintain, at the Corporation's own expense, the currency and effectiveness of such Registration Statement of the Corporation, including the filing of any and all applications and other notifications, filings and post-effective amendments and supplements (collectively, the "Initial Registration Statement"), as may be necessary, so as to permit the resale of the Stock and such applications or other filings, as required under applicable state securities or blue sky laws sufficient to permit the public offering of the Stock, until the earlier of the time that all shares of the Stock have been sold pursuant to the Initial Registration Statement or June __, 2002 (the "Registration End Date"). In the event of the failure of the Corporation to maintain the effectiveness of the Registration Statement, any original record owner of General Partner Affiliate Stock or Warrant Stock issued or issuable under outstanding Warrants shall have the right to bring an action for specific performance of the Corporation's obligation under this Section 11(b), which shall include the filing of a new Registration Statement if necessary to register the Stock for resale.

                           (c)      If at any time after the date hereof the
Initial Registration Statement is no longer in effect other than because all shares of the Stock have been sold pursuant to the Initial Registration Statement or because the Registration End Date has already occurred, the Corporation shall be obligated as follows, which shall not limit the right of any original record holder of General Partner Affiliate Stock or any holder of Warrants or Warrant Stock to bring an action for specific performance under
Section 11(b) hereof:

                                    (i)      Whenever during the period
beginning on the date hereof and ending on the Registration End Date, the Corporation proposes to file with the Commission a registration statement (other than as to securities issued pursuant to an employee benefit plan or as to a transaction subject to Rule 145 promulgated under the Act), it shall, at least thirty (30) days prior to each such filing, give written notice of such proposed filing to each holder of the Warrants and the Stock at their respective addresses as they appear on the records of the Corporation, and shall offer to include and shall include in such filing any proposed disposition of the Stock upon receipt by the Corporation, not more than twenty (20) days following the receipt of such notice, of a request therefor setting forth the facts with respect to such proposed disposition and all other information with respect to such person reasonably necessary to be included in such Registration Statement. In the event that such Registration Statement relates to an underwritten offering on a "firm commitment" basis and the managing underwriter for said offering advises the Corporation in writing that the inclusion of the Stock in the offering would be materially and substantially detrimental to the completion of the offering, the Stock shall nevertheless be included in the Registration Statement, provided that each holder of the Stock desiring to have such securities included in the Registration Statement agrees in writing for a period of ninety (90) days following such offering not to sell or otherwise dispose of the Stock pursuant to such Registration Statement, which Registration Statement the Corporation shall keep effective for a period of at least nine (9) months following the expiration of such ninety (90) day period.

                                    (ii)     In addition to any Registration
Statement pursuant to subparagraph (i) above, during the period beginning on the date hereof and ending on the Registration End Date, the Corporation will, as promptly as practicable (but in any event within sixty (60) days), after written request (the

"Request") by persons holding at least fifty percent (50%) of the shares of General Partner Affiliate Stock and Warrant Stock which have been (or may be) issued upon exercise of the Warrants, prepare and file at the Corporation's expense a Registration Statement with the Commission and such applications or other filings as required under applicable state securities or blue sky laws sufficient to permit the public offering of the Stock, and shall use its reasonable best efforts at its own expense through its officers, directors, auditors and counsel, in all matters necessary or advisable, to cause such Registration Statement to become effective as promptly as practicable and to maintain such effectiveness until the earlier of the time that all such Stock has been sold or the expiration of ninety (90) days from the effective date of the Registration Statement; provided, however, that the Corporation shall only be obligated to file one such Registration Statement under this Section 11(c)(ii). Notwithstanding the foregoing, once and only once during the period would the Corporation have an obligation to register the Stock pursuant to this
Section 11(c)(ii), and the Corporation shall not be obligated to effect a registration pursuant to this Section 11(c)(ii) during the three (3) month period starting with the date thirty (30) days prior to the Corporation's estimated date of filing of an underwritten public offering of securities solely for the account of the Corporation; provided that the Corporation is actively employing in good faith all reasonable efforts to cause such Registration Statement to become effective and that the Corporation's estimate of the date of filing such Registration Statement is made in good faith; provided further, that the Corporation shall furnish to each holder of Stock a certificate signed by the managing underwriter stating that it would be seriously detrimental to the Corporation or its shareholders for the Registration Statement to be filed in the near future.

                           (d)      All fees, disbursements and out-of-pocket
expenses (other than brokerage fees and commissions and legal fees of counsel to the holders of the Stock) in connection with the filing of any Registration Statement or maintaining the currency and effectiveness of the Initial Registration Statement (or obtaining any opinion of counsel or any no-action position of the Commission with respect to sales under Rule 144 or other exemption from registration) and in complying with applicable federal securities and state securities and blue sky laws shall be borne by the Corporation. The Corporation at its expense shall supply any holder of Stock with copies of such Registration Statement and the prospectus included therein and other related documents and any opinions and no-action letters in such quantities as may be reasonably requested by such holder.

                           (e)      The Corporation shall not be required by
this Section 11 to file or maintain the effectiveness of a Registration Statement if, in the opinion of counsel reasonably satisfactory to the holders of a majority of the Stock, the proposed public offering or other transfer as to which such

Registration Statement is requested is exempt from applicable federal securities and state securities and blue sky laws and would result in all purchasers or transferees obtaining securities which are not "restricted securities," as defined in Rule 144 under the Act.

                           (f)      The provisions of this Section 11 and of
Section 12 hereof shall apply to the extent provided herein if the Corporation chooses to file an Offering Statement under Regulation A promulgated under the Act.

                           (g)      The Corporation agrees that until all of the
Stock has been sold, either (i) under a Registration Statement, (ii) pursuant to Rule 144 under the Act or (iii) pursuant to an exemption from the registration requirements of the Act, it shall keep current in filing all materials required to be filed with the Commission in order to permit the holders of such securities to sell the same under Rule 144.

                           (h)      In the event any holder of the Stock timely
elects to participate in an offering by including Warrant Stock in a Registration Statement pursuant to subsections 11(b) or 11(c) above, the Corporation shall use its reasonable best efforts to effect such registration to permit the sale of the Stock in accordance with the intended method or methods of disposition thereof, and pursuant thereto, the Corporation shall, as expeditiously as possible:

                           (i)      Prepare and file with the Commission a
Registration Statement or Registration Statements on a form available for the sale of the Stock, and to cause any such Registration Statement filed under the Act pursuant to subsection 11(c) above to become effective at the earliest possible date after the filing thereof and remain effective as provided herein and to comply with all applicable rules and regulations of the Commission (the "Rules and Regulations") in connection therewith; provided, however, that before filing a Registration Statement or prospectus or any amendments or supplements thereto, including documents which would be incorporated or deemed to be incorporated by reference in the Registration Statement after the initial filing of any Registration Statement, the Corporation will furnish to the holders of the Stock, their respective counsel, and the underwriters, if any, to be engaged in connection with the offering and sale by the Corporation (for purposes of this Section 11(i), the "Public Underwriter"), copies of all such documents proposed to be filed, which documents will be subject to their review, and the Corporation will not file any Registration Statement, amendment thereto, any prospectus or any supplement thereto (including such documents incorporated or deemed to be incorporated by reference) to which holders of a majority of outstanding shares of the Stock or the Public Underwriter, if any, shall reasonably object;

                           (ii)     Prepare and promptly file with the Com-
mission such amendments and post-effective amendments to a Registration Statement as may be necessary to keep such Registration Statement continuously effective for a period of twelve (12) months; cause the related prospectus to be supplemented, by any required prospectus supplement, and as so supplemented, to be filed pursuant to Rule 424 under the Act; and comply with the provisions of the Act with respect to the disposition of all Stock covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition as set forth in such Registration Statement or supplement to such prospectus. The Corporation shall not be deemed to have used its reasonable best efforts to keep a Registration Statement effective during the applicable period if it intentionally or voluntarily takes any action that would result in any holder of Stock not being able to sell such Stock;

                           (iii)    As soon as the Corporation is advised or
obtains knowledge thereof, advise each holder of Stock and confirm the same in writing (A) when the Registration Statement, as amended, becomes effective and when any post-effective amendment to the Registration Statement becomes effective, (B) of the issuance by the Commission or any State or other regulatory body of any stop order or other order, or of the initiation or the threat or contemplation of any proceeding, the outcome of which may result in the suspension of the effectiveness of the Registration Statement or the issuance of any order preventing or suspending the use of any preliminary prospectus or the prospectus, or any amendment or supplement thereto, or the institution of any proceedings for that purpose, (C) of the issuance by the Commission or any State or other regulatory body of any proceedings for the suspension of the qualification of any of the Stock for offering or sale in any jurisdiction or of the initiation or the threat or contemplation of any proceeding for that purpose, (D) of the receipt of any comments from the Commission and (E) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the prospectus related thereto or for additional information. If the Commission or any State or other regulatory body shall enter a stop order or other order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any preliminary prospectus or the prospectus, or any amendment or supplement thereto, or suspend such qualification at any time, the Corporation shall make every effort to obtain promptly the lifting of such order or suspension;

                           (iv)     If requested by holders of a majority of the
Stock or the Public Underwriter, if any, (1) immediately incorporate in a prospectus supplement or post-effective amendment such information as such holders and the Public Underwriter, if any, agree should be included therein relating to such sale and distribution of the Stock, including, without limitation, information with respect to the number of shares of Stock being sold to such Public Underwriter, the purchase price being paid therefor by such Public Underwriter and with respect to any other terms of the underwritten offering of the Stock to be sold in such offering; (2) make all required filings of such prospectus supplement or post-effective amendment as soon as notified of the matters to be so incorporated in such prospectus supplement or post-effective amendment; and (3) supplement or amend any Registration Statement;

                           (v)      Furnish to each holder of Stock and their
respective counsel, without charge and at such place as such holder may designate, copies of each preliminary prospectus, the Registration Statement and any pre-effective or post-effective amendments thereto, the prospectus, and all amendments and supplements thereto, including any prospectus prepared after the effective date of the Registration Statement and any term sheet, in each case as soon as available and in such quantities as each such holder may reasonably request;

                           (vi)     During the time when a prospectus is
required to be delivered under the Act, comply with all requirements imposed upon it by the Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Stock in accordance with the provisions hereof and the prospectus, or any amendments or supplements thereto;

                           (vii)    If, at any time when a prospectus relating
to the Stock and Warrant Stock is required to be delivered under the Act, any event shall have occurred as a result of which, in the opinion of the Corporation or counsel for the Corporation or a majority of the holders of Stock, the prospectus, as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, or if it is necessary at any time to amend or supplement the prospectus to comply with the Act, notify the Public Underwriter, if any, and prepare and file, at the Corporation's expense, with the Commission an appropriate amendment or supplement to the Registration Statement or an amendment or supplement to the prospectus which will correct such statement or omission, or effect such compliance, each such amendment or supplement to be reasonably satisfactory to a majority of the holders of Stock and their counsel; and furnish to each holder of Stock copies of such amendment or supplement as soon as available and in such quantities as such holders may request;

                    (viii) As soon as practicable, but in any event not later than forty-five (45) days after the end of the twelve (12) month period beginning after the effective date of the Registration Statement occurs, make generally available to its security holders, in the manner specified in Rule 158(b) promulgated under the Act, and to the Warrantholders, an earnings statement which will comply with the provisions of
Section 11(a) of the Act and Rule 158(a) promulgated under the Act;

                           (ix)     Deliver to each holder of Stock, their
respective counsel and the Public Underwriter, if any, without charge, as many copies of the prospectus or prospectuses (including each preliminary prospectus) and any amendment or supplement thereto as such persons may reasonably request; the Corporation consents to the use of any such prospectus or any amendment or supplement thereto by the holders of Stock and the Public Underwriter, if any, in connection with the offering and sale of the Stock covered by such prospectus or any amendment or supplement thereto;

                           (x)      Prior to any public offering of Stock, use
its best efforts, at or prior to the time the Registration Statement becomes effective, to qualify the Stock for offering and sale under the securities or "blue sky" laws of such jurisdictions as holders of a majority of Stock may reasonably designate to permit the continuance of sales and dealings therein for as long as may be necessary to complete the distribution, and make such applications, file such documents and furnish such information as may be required for such purpose; provided, however, the Corporation shall not be required to qualify as a foreign corporation or to execute a general consent to service of process in any such jurisdiction; in each jurisdiction where such qualification shall be effected, use its best efforts to file and make such statements or reports at such times as are or may be required by the laws of such jurisdiction to continue such qualification;

                           (xi)     Cooperate with the holders of the Stock and
the Public Underwriter, if any, to facilitate the timely preparation and delivery of certificates representing the Stock to be sold, which certificates shall not bear any restrictive legends; and enable such Stock to be in such denominations and registered in such names as the Public Underwriter, if any, may request at least two (2) business days prior to any sale of the Stock;

                           (xii)    Use its reasonable best efforts to cause the
Stock covered by the Registration Statement to be registered with or approved by such other governmental bodies, agencies or authorities as may be necessary to enable the holders of Stock or the Public Underwriter, if any, to consummate the disposition of the Stock;

                           (xiii)   Make every reasonable effort to cause all
Stock covered by such Registration Statement to be (1) listed on each securities exchange, if any, in which equity securities issued by the Corporation are then listed or (2) authorized to be quoted on the NNM if the Corporation's Common Stock is then authorized to be quoted on the NNM;

                           (xiv)    Enter into such agreements (including,
without limitation, if applicable, an underwriting agreement, in form, scope and substance as is customary in underwritten offerings) and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Stock and, in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration, (1) make such representations and warranties to the holders of the Stock with respect to the business of the Corporation and its subsidiaries and the Public Underwriter, if any, the Registration Statement, the prospectus, the prospectus supplement (if any) and documents, if any, incorporated or deemed to be incorporated by reference in the Registration Statement, in each case in such form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested; (2) obtain opinions of counsel to the Corporation and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the majority of holders of the Stock), addressed to the holders of the Stock with respect to the matters referred to in the preceding clause in such form, scope and substance as are customarily rendered to underwriters in underwritten offerings and such other matters as may be reasonably requested by counsel to the majority of holders of the Stock or the Public Underwriter, if any; (3) obtain "cold comfort" letters and updates thereof from the independent certified public accountants of the Corporation (and, if necessary, any other independent certified public accountants of any subsidiary of the Corporation or of any business acquired by the Corporation for which financial statements and financial data is, or is required to be, included in the Registration Statement) addressed to the holders of the Stock and the Public Underwriter, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters to underwriters in connection with underwritten offerings; (4) if an underwriting agreement is entered into, the same shall set forth in full the indemnification and contribution provisions and procedures of Section 12 hereof (or such other provisions and procedures as shall be acceptable to the holders of the Stock and to the Public Underwriter of such underwritten offering) with respect to all parties to be indemnified pursuant to said section; and (5) deliver such documents and certificates as may be reasonably requested by the holders of the Stock and the Public Underwriter, if any, to evidence the continued validity of the representations and warranties made pursuant to clause (1) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Corporation; the above shall be done at each closing under such underwriting or similar agreement or as and to the extent required thereunder;

                           (xv)     Make available for inspection by a
representative of the holders of a majority of the Stock or any Public Underwriter participating in any disposition pursuant to such Registration Statement, and any attorney or accountant retained by such holders of the Stock or such Public Underwriter, all financial and other records, pertinent corporate documents and properties and assets of the Corporation and its subsidiaries and cause the officers, directors, agents and employees of the Corporation and its subsidiaries to supply all information reasonably requested by such holders, Public Underwriter, attorney or accountant in connection with any registration of the Stock; provided, however, that any records, information or documents that are designated by the Corporation in writing at the time of delivery of such records, information or documents as confidential shall be kept confidential by such persons unless (1) disclosure of such records, information or documents is required by court or administrative order or is necessary to respond to inquiries of governmental or regulatory bodies, agencies or authorities, (2) disclosure of such records, information or documents is, in the opinion of counsel to any holder of the Stock or to any Public Underwriter, required by law, regulations or legal process, (3) such records, information or documents are otherwise publicly available or (4) such records, information or documents become available to such person from a source other than the Corporation, and such source is not bound by a confidentiality agreement;

                           (xvi)    If the Corporation, in the exercise of its
reasonable judgment, objects to any change reasonably requested by holders of a majority of the Stock or the Public Underwriter, if any, to any Registration Statement or prospectus or any amendments or supplements thereto (including documents incorporated or deemed to be incorporated therein by reference), the Corporation shall not be obligated to make any such change and any holder of the Stock may withdraw the Stock from such registration, in which event the Corporation shall pay all registration expenses (including, without limitations, attorneys' fees and expenses) incurred by the holders of the Stock in connection with such Registration Statement or prospectus or any amendment thereto or supplement thereof; provided, that if the Corporation provides the holders of such Stock, as applicable, with a written opinion of independent counsel (which counsel may be the Corporation's regular outside counsel), upon which such holders may rely, that the change so requested is not required in order that the Registration Statement comply with all applicable securities laws (including any rules and regulations promulgated thereunder), such holders may withdraw Stock from such registration but the Corporation shall not be obligated to pay any registration expenses incurred by such holders; and

                           (xvii)   Pay all costs and expenses incident to the
performance of or compliance with the Corporation's obligations under subsections 11(b) or 11(c) above and under this subsection 11(i) (collectively, "Registration Expenses") whether or not any Registration Statement is filed or becomes effective, including, without limitation, the fees and disbursements of the Corporation's auditors, legal counsel, special legal counsel, legal counsel responsible for qualifying the Stock under blue sky laws, all filing fees and printing expenses, all expenses in connection with the transfer and delivery of the Stock, and all expenses in connection with the qualification of the Stock under applicable blue sky laws; provided, however, that the Corporation shall not bear the Public Underwriter's discount or commission with respect to, or any transfer taxes imposed on, the Stock or the fees and expenses of counsel to any holder of such stock; provided, further, however, that the holders of the Stock shall not be responsible in any way for any fees or expenses of the Corporation's counsel, except, in each case, as provided in Subsection 11(h)(xvi) above.

         SECTION 12.  INDEMNIFICATION AND CONTRIBUTION.

                           (a)      The Corporation agrees to indemnify and hold
harmless the Warrantholders and any Holder of Stock (for purposes of this Section 12, "Holder" shall include the officers, directors, partners, employees, agents and counsel of a Warrantholder or holder of Stock), and each person, if any, who controls a Holder ("controlling person") within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, from and against any and all losses, claims, damages, expenses (including, without limitation, reasonable attorneys' fees and expenses) or liabilities and all actions, suits, proceedings, injuries, arbitrations, investigations, litigation or governmental or other proceedings (in this Section 12, collectively, "actions") in respect thereof, whatsoever (including, without limitation, any and all expenses whatsoever reasonably incurred in investigating preparing or defending against any action, commenced or threatened, or any claim whatsoever), as such are incurred, to which a Holder or such controlling person may become subject under the Act, the Exchange Act or any other statute or at common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained (i) in any preliminary prospectus, the Initial Registration Statement, any Registration Statement or any prospectus (as from time to time amended and supplemented), any post-effective amendment or amendments or any new Registration Statement and prospectus in which the Stock is included or (ii) in any application or other document or written communication (in this Section 12, collectively, "application") executed by the Corporation or based upon written information furnished by the Corporation in any jurisdiction in order to qualify the Stock under the securities or blue sky laws thereof or filed with the Commission, any state securities commission or agency, the National Association of Securities Dealers, Inc. (the "NASD") or the NNM or any other securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus, in light of the circumstances in which they were made), unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Corporation with respect to a Holder by or on behalf of such Holder expressly for use in any preliminary prospectus, Registration Statement or any prospectus, or any amendment thereof or supplement thereto, or in any application, as the case may be. In addition to its other obligations under this subsection 12(a), the Corporation agrees that, as an interim measure during the pendency of any action arising out of or based upon any untrue statement or omission, or alleged untrue statement or alleged omission as described in this subsection 12(a), it shall reimburse the Holders (and, to the extent applicable, each controlling person) on a monthly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such action notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Corporation's obligations to reimburse the Holders (and, to the extent applicable, each controlling person) for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement is so held to have been improper as to the Corporation, the Holders (and, to the extent applicable, each controlling person) shall promptly return it to the Corporation, together with interest compounded daily, based on the "reference rate" announced from time to time by Bank of America NTSA (the "Prime Rate"). Any such interim reimbursement payments which are not made to the applicable Holder within thirty (30) days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request.

                           The indemnity agreement in this subsection 12(a)
shall be in addition to any liability which the Corporation may have at common law or otherwise.

                           (b)      Each Holder severally agrees to indemnify
and hold harmless the Corporation (for purposes of this Section 12, "Corporation" shall include the officers, directors, partners, employees, agents and counsel of the Corporation) and each other person, if any, who controls the Corporation ("controlling person") within the meaning of the Act, to the same extent as the foregoing indemnity from the Corporation to the Holders, but only with respect to statements or omissions, if any, made in any preliminary prospectus, the Initial Registration Statement, any Registration Statement or any prospectus or any amendment thereof or supplement thereto or in any application made in reliance upon, and in strict conformity with, written information furnished to the Corporation with respect to such Holder by or on behalf of such Holder expressly for use in any preliminary prospectus, the Initial Registration Statement, any Registration Statement or any prospectus or any amendment thereof or supplement thereto or in any application, provided that such written information or omissions only pertain to disclosures in any preliminary prospectus, the Initial Registration Statement, any Registration Statement or any prospectus directly relating to the transactions in connection with the offering contemplated hereby. In addition to its other obligations under this subsection 12(b), each Holder severally agrees that, as an interim measure during the pendency of any action arising out of or based upon any untrue statement or omission, or alleged untrue statement or alleged omission as described in this subsection 12(b), it shall reimburse the Corporation (and, to the extent applicable, each controlling person) on a monthly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any action with respect to such Holder notwithstanding the absence of a judicial determination as to the propriety and enforceability of such Holder's obligations to reimburse the Corporation (and, to the extent applicable, each controlling person) for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement is so held to have been improper as to such Holder, the Corporation (and, to the extent applicable, each controlling person) shall promptly return it to such Holder, together with interest compounded daily, based on the Prime Rate. Any such interim reimbursement payments which are not made to the company within thirty (30) days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request. Notwithstanding the provisions of this subsection 12(b), in connection with a registration that includes Stock pursuant to subsection 11(c)(i) hereof, no such Holder shall be required to indemnify or hold harmless the Corporation or any controlling person for any amounts in excess of the net proceeds (before deducting expenses) applicable to the Stock sold by such Holder pursuant to a Registration Statement. Notwithstanding the provisions of this subsection 12(b), in connection with a registration that includes that Holder's Stock pursuant to subsections 11(b) or 11(c)(ii), no such Holder shall be required to indemnify and hold harmless the Corporation or any controlling person for any amounts in excess of that portion of all expenses as to which indemnification is properly claimed under this Agreement equal to such Holder's relevant proportion of all net proceeds (before deduction of expenses) applicable to all securities sold pursuant to the Initial Registration Statement or any Registration Statement, as applicable.

                           (c)      Promptly after receipt by an indemnified
party under this Section 12 of notice of the commencement of any action, such indemnified party shall notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure to so notify an indemnifying party shall not relieve it from any liability which it may have under this Section 12 except to the extent that it has been materially prejudiced by such failure). In case any such action is brought against any indemnified party, and it notifies an indemnifying party or parties of the commencement thereof, the indemnifying party or parties shall be entitled to participate therein, and to the extent it or they may elect by written notice delivered to the indemnified party or parties promptly after receiving the aforesaid notice from such indemnified party or parties, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, an indemnified party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying party or parties in connection with the defense of such action at the expense of the indemnifying party or parties, (ii) the indemnifying party or parties shall not have employed counsel reasonably satisfactory to such indemnified party to have charge of the defense of such action within a reasonable time after notice of commencement of the action or (iii) such indemnified party shall have reasonably concluded that there may be one or more defenses available to it which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses of one additional counsel (in addition to appropriate local counsel) shall be borne by the indemnifying parties. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to appropriate local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. Anything in this Section 12 to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; provided, however, that such consent may not be unreasonably withheld.

                           (d)      In order to provide for just and equitable
contribution in any case in which (i) an indemnified party makes a claim for indemnification pursuant to this Section 12, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of this Section 12 provide for indemnification in such case or (ii) contribution under the Act may be required on the part of any indemnified party, then each indemnifying party shall contribute to the amount paid as a result of such losses, claims, damages, expenses or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of each of the contributing parties, on the one hand, and the party to be indemnified, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages, expenses or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Corporation or by such Holder, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages, expenses or liabilities (or actions in respect thereof) referred to in the first sentence of this subsection 12(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection 12(d), in a registration that includes a Holder's Stock pursuant to subsection 11(c)(i) hereof, no Holder shall be required to contribute any amount in excess of the net proceeds (before deducting expenses) applicable to the shares of Stock sold by such Holder pursuant to such Registration Statement and prospectus. Notwithstanding the provisions of this subsection 12(d), in a registration that includes a Holder's Stock pursuant to subsections 11(b) or 11(c)(ii), no such Holder shall be required to contribute any amount in excess of that portion of all expenses as to which contribution is properly claimed under this Agreement equal to such Holder's relevant portion of all net proceeds (before deducting expenses) applicable to all securities sold pursuant to the Initial Registration Statement or any Registration Statement, as applicable. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act and the cases and promulgations thereunder) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action against such party in respect to which a claim for contribution may be made against another party or parties under this subsection 12(d), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have hereunder or otherwise than under this subsection 12(d) except to the extent it has been materially prejudiced by such failure. The contribution agreement set forth above shall be in addition to any liabilities which any indemnifying party may have at common law or otherwise.

         SECTION 13. NOTICES. All notices and communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be deemed to have been duly given if mailed, delivered by hand or transmitted by any standard form of telecommunication. Notices to the Warrantholders or a holder of General Partner Affiliate Stock or Warrant Stock shall be directed to each of them at their addresses as they appear on the books of the Corporation. Notices to the Corporation shall be directed to the Corporation at 21031 Ventura Boulevard, Woodland Hills, California 91364, Attention: Joel R. Schultz, with a copy to Jeffer, Mangels, Butler & Marmaro LLP, 2121 Avenue of the

Stars, Los Angles, California 90067  Attention: Catherine DeBono Holmes, Esq.

         SECTION 14. PARTIES. This Agreement shall inure solely to the benefit of and shall be binding upon, the General Partner, the Corporation, the Warrantholders and the holders of General Partner Affiliate Stock Warrant Stock and the controlling persons, officers, directors and others referred to in
Section 12 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained.

         SECTION 15. MERGER OR CONSOLIDATION OF THE CORPORATION. The Corporation shall not merge or consolidate with or into any other corporation or sell all or substantially all of its property to another corporation, unless the provisions of Section 8.3 hereof are complied with.

         SECTION 16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All statements contained in the Proxy Statement/Prospectus, any schedule, exhibit, certificate or other instrument delivered by or on behalf of the parties hereto, or in connection with the transactions contemplated by this Agreement, shall be deemed to be representations and warranties hereunder. Notwithstanding any investigations made by or on behalf of the parties to this Agreement, all representations, warranties and agreements made by the parties to this Agreement or pursuant hereto shall survive the termination of this Agreement and the issuance, sale and delivery of the Warrant and the Warrant Stock.

         SECTION 17. CONSTRUCTION. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California, without giving effect to conflict of laws principles thereof.

         SECTION 18. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which taken together shall be deemed to be one and the same instrument.

         SECTION 19. ENTIRE AGREEMENT, AMENDMENTS. This Agreement constitutes the entire agreement of the parties hereto concerning the subject matter hereof and supersede all prior written or oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may not be amended, modified or altered except in a writing signed by a majority of all Warrantholders and holders of Warrant Stock and the Corporation.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed, all as of the day and year first above written.

                                           PACIFICAMERICA MONEY CENTER,
                                           INC.


                                           By:    ____________________________
                                                  Name:
                                                  Title:


                                           PRESIDENTIAL MANAGEMENT COMPANY


                                           By:    ____________________________
                                                  Name:
                                                  Title:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD,
         EXCHANGED, HYPOTHECATED OR TRANSFERRED IN ANY MANNER EXCEPT IN
           COMPLIANCE WITH SECTION 1.3 OF THE GENERAL PARTNER WARRANT
                 AGREEMENT PURSUANT TO WHICH THEY WERE ISSUED.

                           WARRANT CERTIFICATE NO. __

                       WARRANT TO PURCHASE _______________
                             SHARES OF COMMON STOCK

                        PACIFICAMERICA MONEY CENTER, INC.

                           INCORPORATED UNDER THE LAWS
                            OF THE STATE OF DELAWARE

         This certifies that, for value received, ______________, the registered holder hereof or assigns (the "Warrantholder"), is entitled to purchase from PACIFICAMERICA MONEY CENTER, INC. (the "Corporation"), at any time during the period commencing on the date hereof and before 5:00 p.m., Pacific time, on December __, 11997 (the "Expiration Date"), at the purchase price per share of Common Stock of $15.00 (the "Warrant Price"), _____________ shares of Common Stock of the Corporation (the "Warrant Stock "). The purchase price and number of shares of Common Stock of the Corporation purchasable upon exercise of each Warrant evidenced hereby shall be subject to adjustment from time to time as set forth in the General Partner Warrant Agreement, dated as of ___________ __, 1996, by and between the Corporation and the General Partner (the "General Partner Warrant Agreement").

         The Warrants evidenced hereby represent the right to purchase an aggregate of up to _______________ shares of Warrant Stock (subject to adjustment as provided in the General Partner Warrant Agreement) and are issued under and subject to the terms and provisions contained in the General Partner Warrant Agreement, to all of which the Warrantholder by acceptance hereof consents. A copy of the Warrant Agreement is on file at the corporate office of the Corporation.

         The Warrants evidenced hereby may be exercised in whole or in part by presentation of this Warrant Certificate with the Purchase Form attached hereto duly executed (with a signature guarantee as provided hereon) and simultaneous payment of the Warrant Price at the principal office of the Corporation. Payment of such price shall be made at the option of the Warrantholder in any manner allowed in the General Partner Warrant Agreement.

         Upon any partial exercise of the Warrants evidenced hereby, there shall be signed and issued to the Warrantholder a new Warrant Certificate in respect of the shares of Warrant Stock as to which the Warrants evidenced hereby shall not have been exercised. These Warrants may be exchanged at the office of the Corporation by surrender of this Warrant Certificate properly endorsed for one or more new Warrants of the same aggregate number of shares of Warrant Stock as evidenced by the Warrant or Warrants exchanged. No fractional securities shall be issued upon the exercise of rights to purchase hereunder, but the Corporation shall pay the cash value of any fraction upon the exercise of one or more Warrants. These Warrants are transferable at the office of the Corporation in the manner and subject to the limitations set forth in the Warrant Agreement.

         This Warrant Certificate does not entitle any Warrantholder to any of the rights of a shareholder of the Corporation.

                                             PACIFICAMERICA MONEY CENTER,
                                             INC.

                                             By:    ___________________________
                                                    Name:
                                                    Title:

Dated: _____________ __, 1996

ATTEST:                [Seal]


_____________________________
Name:
Title:

                        PACIFICAMERICA MONEY CENTER, INC.
                                  PURCHASE FORM

PACIFICAMERICA MONEY CENTER, INC. (the "Corporation")
[21031 Ventura Boulevard
Woodland Hills, California  91364]
Attention:

         The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant Certificate for, and to purchase thereunder, _________ shares of common stock of the Corporation (the "Warrant Stock") provided for therein, and requests that certificates for the Warrant Stock be issued in the name of:

       __________________________________________________________________
         (Please print or Type Name, Address and Social Security Number)

       __________________________________________________________________

       __________________________________________________________________


and, if said number of shares of Warrant Stock shall not be all the Warrant Stock purchasable hereunder, that a new Warrant Certificate for the balance of the Warrant Stock purchasable under the within Warrant Certificate be registered in the name of the undersigned Warrantholder or his assignee as below indicated and delivered to the address stated below.

Dated:_________________

Name of Warrantholder
or Assignee:                                _________________________
                                                  (Please Print)
Address:                                    _________________________

                                            _________________________

Signature:                                  _________________________

Note: The above signature must correspond with the name as it appears upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever, unless these Warrants have been assigned.

Signature Guaranteed:_____________________________

(Signature must be guaranteed by a bank, trust company or savings and loan association, having an office or correspondent in the United States or by a member firm of a registered securities exchange or the National Association of Securities Dealers, Inc.)

                                   ASSIGNMENT
                 (To be signed only upon assignment of Warrants)

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers the right to purchase ______________ shares of Warrant Stock represented by the within Warrant Certificate unto, and requests that a certificate for such Warrant be issued in the name of:

           ___________________________________________________________
          (Name and Address of Assignee Must be Printed or Typewritten)

           ___________________________________________________________

           ___________________________________________________________

hereby irrevocably constituting and appointing _______________ as attorney to transfer said Warrants on the books of the Corporation, with full power of substitution in the premises and, if said number of shares of Warrant Stock shall not be all of the Warrant Stock purchasable under the within Warrant Certificate, that a new Warrant Certificate for the balance of the Warrant Stock purchasable under the within Warrant Certificate be registered in the name of the undersigned Warrantholder and delivered to such Warrantholder's address as then set forth on the Corporation's books.

Dated:_______________                        __________________________________
                                                 Signature of Registered Holder

Note: The above signature must correspond with the name as it appears upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever.

Signature Guaranteed:_____________________________

(Signature must be guaranteed by a bank, trust company or savings and loan association having an office or correspondent in the United States or by a member firm of a registered securities exchange or the National Association of Securities Dealers, Inc.)